Exhibit 10.85

NOTE REDEMPTION AGREEMENT

THIS NOTE REDEMPTION AGREEMENT, dated as of January 10, 2005 (the “Agreement”), is by and between Worldspan Technologies Inc. (formerly known as Travel Transaction Processing Corporation), a Delaware corporation (the “Company”) and Delta Air Lines, Inc. (the “Noteholder”).

Background

A.            The Noteholder owns the 10% Subordinated Note due 2012 of the Company, originally issued on June 30, 2003 in the initial aggregate principal amount of $45,000,000 in favor of the Noteholder (the “Original Note”), the $1,031,250 principal amount of Additional Notes issued as of December 15, 2003 (the “First Additional Note”), the $1,131,601.56 principal amount of Additional Notes issued as of June 15, 2004 (the “Second Additional Note”) and the $1,179,071.29 principal amount of Additional Notes issued as of December 15, 2004 (the “Third Additional Note” and together with the Original Note, the First Additional Note and the Second Additional Note, the “Notes”).

B.            Worldspan, L.P. (“Worldspan”), WTI and the Noteholder are parties to the Delta Founder Airline Services Agreement, dated as of June 30, 2003, as amended (the “Delta FASA”).

C.            The Noteholder desires that the Company redeem the Notes on the terms and subject to the conditions set forth in this Agreement.

D.            The Company desires to redeem the Notes from the Noteholder on the terms and subject to the conditions set forth in this Agreement, including the execution and delivery of the Second Amendment to the Delta FASA attached as Exhibit A hereto (the “FASA Amendment”) by Delta.

Terms

In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.               Agreement to Redeem the Notes and Amend the FASA.

(a)           Redemption.  Subject to the terms and conditions of this Agreement, the Company does hereby redeem and purchase the Notes (including any and all accrued and unpaid interest thereon) from the Noteholder, and the Noteholder does hereby sell, assign, transfer and deliver to the Company the Notes (including any and all accrued and unpaid interest thereon) free and clear of all liens, adverse claims, security interests, pledges, charges, rights of set-off or encumbrances (“Liens”), except for the setoff rights and restrictions on transfer contained in the Notes and restrictions on transfer imposed by applicable federal and state securities laws, for the Purchase Price referred to below (the “Redemption”).

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(b)           Purchase Price.  Subject to the terms and conditions of this Agreement, the aggregate purchase price for the Notes redeemed hereunder shall equal $36,136,658 (the “Purchase Price”), to be paid by wire transfer of immediately available funds to Noteholder’s account at the Closing.

(c)           FASA Amendment.  Subject to the terms and conditions of this Agreement, Delta hereby agrees to execute and deliver the FASA Amendment to Worldspan and the Company hereby agrees to, and hereby agrees to cause Worldspan to, execute and deliver the FASA Amendment to Delta.

(d)           Effect of Redemption.  As of the Closing, all interest will cease to accrue on the Notes and all Notes will be cancelled and of no further force or effect and no further amounts will be due or payable by the Company with respect to the Notes.

Section 2.               Closing.

(a)           Closing.  The closing (the “Closing”) of the transactions contemplated under this Agreement is taking place on the date hereof, at 10:00 a.m., at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103.

(b)           Acknowledgements of Receipt.  Upon the execution and delivery by each party hereto of this Agreement, the Company hereby acknowledges receipt of the original notes representing the Notes and the Noteholder hereby acknowledges receipt of the Purchase Price due to it under this Agreement.

Section 3.               Conditions to Closing.

The respective obligations of the Company and Noteholder to effect the redemption of the Notes and to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Company and Noteholder at or prior to the Closing of the following conditions:

(a)           The due execution and delivery of the FASA Amendment by Worldspan and the Noteholder.

(b)           The receipt of required lender waivers with respect to the Redemption and the FASA Amendment under the Credit Agreement, dated as of June 30, 2003, among the Company, WS Holdings LLC, Worldspan, the several banks and other financial institutions or entities from time to time parties to such Credit Agreement, Lehman Brothers Inc., as sole and exclusive advisor, Lehman Brothers Inc. and Deutsche Bank Securities Inc, as joint lead arrangers and joint book-runners, Deutsche Bank Securities Inc., as syndication agent, JPMorgan Chase Bank, Citicorp North America, Inc. and Dymas Funding Company, LLC, as documentation agents, and Lehman Commercial Paper Inc., as administrative agent.

(c)           The receipt of a waiver by Citicorp Capital Investors, Ltd. of its right to the pro rata redemption of that Subordinated Note, dated as of June 30, 2003, originally issued by the Company to American Airlines, Inc. and subsequently conveyed to Citicorp Capital Investors, Ltd.

Section 4.               Representations and Warranties of Noteholder.

The Noteholder hereby represents and warrants to the Company, as of the date hereof, as follows:

(a)           Ownership.  The Noteholder holds of record and owns beneficially the Notes and has the requisite corporate power and authority to enter into this Agreement and the FASA Amendment, transfer the Notes to the Company in accordance with this Agreement and to perform its other obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b)           Authorization and Enforceability.  The execution, delivery and performance by Noteholder of this Agreement and the FASA Amendment have been duly and validly authorized by all necessary corporate action on the part of Noteholder.  Based, among other things, on an informal market inquiry done by [**], the Noteholder has determined that the Purchase Price is the fair current value for the Notes in an arms-length transaction.  This Agreement and the FASA Amendment have been duly executed and delivered by the Noteholder and constitute the legal, valid and binding obligations of the Noteholder, enforceable against Noteholder in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

(c)           Conflicts.  Neither the execution and delivery by Noteholder of this Agreement or the FASA Amendment, nor the performance of the obligations of Noteholder pursuant to this Agreement or the FASA Amendment will require any filing, consent or approval under, conflict with or constitute a default under (i) any law, rule, regulation, ordinance or applicable constitution or order, writ, injunction, judgment, award, restriction, ruling or decree of any governmental entity to which Noteholder is subject, (ii) the organizational documents or by-laws of Noteholder or (iii) any contract, instrument, indenture or other agreement to which Noteholder is subject.

(d)           Brokers.  No person or entity retained by Noteholder is or will be entitled to any commission or finder’s or similar fee in connection with this Agreement or the FASA Amendment or any transaction contemplated hereby or thereby based on arrangements made by Noteholder.

(e)           Decision to Have Company Redeem the Notes.  The Noteholder is sophisticated in financial matters and is able to evaluate the merits of entering into this Agreement.  The Noteholder has independently and without reliance upon the Company or any of the Company’s officers, directors or affiliates, and based on such information as the

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Noteholder has deemed appropriate, made its own analysis of the value of the Notes and whether to enter into this Agreement and convey the Notes to the Company for redemption on the terms set forth herein.  The Noteholder acknowledges that neither the Company nor any of the Company’s officers, directors or affiliates has given the Noteholder any investment advice or opinion on whether the sale of the Notes is prudent.  The Noteholder has been given the opportunity to obtain information regarding the business and affairs of the Company; the Noteholder’s requests to discuss such information and to obtain additional information have been responded to its satisfaction; and, in the Noteholder’s judgment, it has sufficient information to make an informed decision regarding the value of the Notes and whether to sell the Notes to the Company on the terms set forth herein.  The Noteholder recognizes that the Company has more detailed knowledge of its own financial affairs and is seeking to improve its financial position through the purchase of the Notes.  [**]  The Noteholder acknowledges and agrees that the Purchase Price is the full amount payable with respect to the Notes and that no further amounts are due under the Notes even in the event that one of the transactions referenced in the prior sentence were to occur.

Section 5.               Representations and Warranties of the Company.

The Company hereby represents and warrants to the Noteholder, as of the date hereof, as follows:

(a)           Power and Authority.  The Company has the requisite power and authority to enter into this Agreement and the FASA Amendment, to redeem the Notes in accordance with this Agreement and to perform its other obligations hereunder and under the FASA Amendment and to consummate the transactions contemplated hereby and thereby.  Worldspan has the requisite power and authority to enter into the FASA Amendment and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(b)           Authorization and Enforceability.  The Company has full power and authority to make, execute and deliver this Agreement and the FASA Amendment and Worldspan has full power and authority to make, execute and deliver the FASA Amendment.  The execution, delivery and performance by the Company of this Agreement and the FASA Amendment and by Worldspan of the FASA Amendment have been duly and validly authorized by all necessary corporate (in the case of the Company) and limited partnership (in the case of Worldspan) action on the part of the Company and Worldspan.  This Agreement and the FASA Amendment have been duly executed and delivered by the Company and the FASA Amendment has been duly executed and delivered by Worldspan and each such instrument executed by the Company and Worldspan constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

(c)           Conflicts.  Neither the execution and delivery by the Company of this Agreement or the FASA Amendment or by Worldspan of the FASA Amendment, nor the performance of the obligations of the Company and Worldspan pursuant to this Agreement and

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

the FASA Amendment will require any filing, consent or approval under, conflict with or constitute a default under (i) any law, rule, regulation, ordinance or applicable constitution or order, writ, injunction, judgment, award, restriction, ruling or decree of any governmental entity to which the Company or Worldspan is subject, (ii) the organizational documents or by-laws of the Company or Worldspan or (iii) any contract, instrument, indenture or other agreement to which the Company or Worldspan is subject.

Section 6.               Miscellaneous.

(a)           Survival.  The representations, warranties, covenants and agreements of the Company and the Noteholder contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.

(b)           Further Assurances.  The Noteholder and the Company shall execute and deliver such further instruments as the other party hereto may reasonably request to effectuate the transactions contemplated by this Agreement.

(c)           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, when faxed (with written confirmation of transmission having been received) or one business day after being sent by a nationally recognized overnight courier to the party at such party’s address set forth below (or at such other address as shall be given by written notice):

If to the Company or Worldspan:

300 Galleria Parkway, N.W.
Suite 2100
Atlanta, Georgia 30339
Attention:  General Counsel
Telecopier No.:  770-563-7878

with a copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:  Geraldine A. Sinatra
Telecopier No.:  215-994-2222

If to Delta:

1030 Delta Boulevard
Atlanta, Georgia 30320
Attention:  Senior Vice President - General Counsel
Telecopier No.: [**]

with a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention:  Kenneth A. Lefkowitz
Telecopier No.:  212-299-6557

(d)           Successors and Assigns.  This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)           Governing Law.  The validity, performance, construction and effect of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

(f)            Headings.  The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(g)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

(h)           Amendment and Waiver.  No modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is in writing and signed by the party against whom enforcement of the same is sought.

(i)            Entire Agreement.  This Agreement and the FASA Amendment sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof.

(j)            Agreement with Northwest.  Following the date of this Agreement, Worldspan will offer to enter into an amendment to the Northwest Founder Airline Services Agreement (the “Northwest FASA”), dated as of June 30, 2003, between Northwest Airlines, Inc. (“Northwest”) and Worldspan, in a form substantially the same as the FASA Amendment pursuant to its obligations under Section 9.15 of the Northwest FASA (the “MFN Amendment”).  [**]

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(k)           Reliance.  The Noteholder and the Company each acknowledges that (i) it has not relied and will not rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to it or its representatives by the other party hereto, other than this Agreement and (ii) there are no representations or warranties by or on behalf of any party to this Agreement or any of its affiliates or representatives other than those expressly set forth in this Agreement.

(l)            Additional Notes.  The Noteholder and the Company hereby acknowledge and agree that the instruments representing the First Additional Note, the Second Additional Note and the Third Additional Note have not been and shall not be issued by the Company to the Noteholder and that for purposes of this Agreement, the First Additional Note, the Second Additional Note and the Third Additional Note shall be deemed to have been issued, redeemed and cancelled by the Company in accordance with Section 1 hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WORLDSPAN TECHNOLOGIES INC.

By:	/s/ JEFFREY C. SMITH
Name:	Jeffrey C. Smith
Title:	General Counsel, Secretary &
Senior Vice President Human Resources

DELTA AIR LINES, INC.

By:	/s/ MICHAEL J. PALUMBO
Name:	Michael J. Palumbo
Title:	Executive VP & CFO